UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2022

RVL Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	RVLP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02            Results of Operations and Financial Condition.

On August 11, 2022, RVL Pharmaceuticals plc (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2022. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On August 10, 2022, the board of directors (the “Board”) of the Company voted to increase the size of the Board from seven directors to eight directors and appointed Alisa Lask to fill the resulting vacancy, effective August 10, 2022. Ms. Lask was also appointed to serve on the Board’s Compensation Committee (the “Compensation Committee”) and Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”).

As part of her non-employee director compensation, Ms. Lask is expected to receive, subject, in the case of the equity awards, to compliance with the Irish Takeover Rules, (i) an annual cash retainer of $38,000 for service as a Board member, (ii) an annual cash retainer of $6,000 for service as a member of the Compensation Committee, (iii) an annual cash retainer of $4,400 for service as a member of the Nominating and Corporate Governance Committee and (iv) an annual equity award of restricted stock units valued at $125,000 on the date of grant, which will vest upon the earlier of (x) the first anniversary of the grant date and (y) the Company’s next annual general shareholder meeting. In addition, the Company will grant Ms. Lask an initial equity award in connection with her appointment to the Board of restricted stock units valued at $140,625, one-third of which would vest on each of the first three anniversaries of the date of grant.

In addition, the Company and RVL Holdings US LLC, a subsidiary of the Company, will enter into indemnification agreements with Ms. Lask.  The terms of Ms. Lask’s indemnification agreements with the Company and RVL Holdings US LLC are described in the Company’s Registration Statement on Form S-1 (File No. 333-227357) (the “Registration Statement”) and forms of such agreements were filed as Exhibit 10.24 and Exhibit 10.25, respectively, to the Registration Statement.

Ms. Lask’s appointment to the Board was announced in the press release furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by RVL Pharmaceuticals plc on August 11, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVL PHARMACEUTICALS PLC

Dated: August 11, 2022	By:	/s/ Brian Markison
Brian Markison Chief Executive Officer